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                   SECURITIES  AND  EXCHANGE  COMMISSION

                         WASHINGTON, D.C. 20549

                             ____________




                              FORM 8-K



                           CURRENT REPORT




               PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934


                   DATE OF REPORT:  MAY 14, 1999
                 (Date of earliest event reported)


                  THE IMMUNE RESPONSE CORPORATION
        (Exact name of registrant as specified in its charter)


       DELAWARE                 0-18006                     33-0255679
(State or other jurisdiction  (Commission                  (IRS Employer
of incorporation)              File Number)              Identification No.)


              5935 DARWIN COURT, CARLSBAD, CALIFORNIA 92008
        (Address of principal executive offices)       (Zip Code)


     Registrant's telephone number, including area code:  (760) 431-7080

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Item 5. Other Events
        ------------

        Recent Restructuring
        --------------------
        The Immune Response Corporation (the "Company") announced on June 21, 1999, the implementation of a restructuring plan primarily aimed at reducing expenses while focusing the majority of the Company's resources on its late stage programs of immune-based therapeutics for HIV ("REMUNE") and rheumatoid arthritis. The Company's workforce will be reduced by approximately 30%.

        The Immune Response Corporation will take a one-time charge against earnings in the second quarter of approximately $650,000, or $0.03 per share.
 The total decrease in expenses that results from the restructuring will phase in over several quarters.

        REMUNE
        ------

        The Immune Response Corporation has drug trials underway in which REMUNE is used alone or in combination with major antiviral drugs. In addition, the Company is conducting other clinical trials to obtain additional data with respect to the use of REMUNE. The following table summarizes the principal clinical trials The Immune Response Corporation has recently conducted or is currently conducting with REMUNE.


             PRINCIPAL CLINICAL TRIALS USING REMUNE

CURRENT OR RECENTLY COMPLETED
-----------------------------

----------------------------------------------------------------------------------------------------

                                     Intended
                        Date         Patient
     Stage            Initiated     Enrollment                        Objectives
----------------------------------------------------------------------------------------------------



Phase 3                  1996         2,500             Intended to measure the ability of
Trial 806                           (concluded          REMUNE to impact HIV disease
                                     May 1999)          progression or progression to death.  The
                                                        primary basis for concluding the trial was
                                                        due to lack of efficacy on clinical
                                                        endpoints.
----------------------------------------------------------------------------------------------------
Phase 1                  1996            32             Intended to measure safety and ability to
Pediatric                                               stimulate an immune response in children.
Trial 808
----------------------------------------------------------------------------------------------------
Expanded Access          1996         1,000             Intended to measure long-term safety.
Trial 903

----------------------------------------------------------------------------------------------------

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CURRENT INTERNATIONAL TRIALS

----------------------------------------------------------------------------------------------------

                                     Intended
                        Date         Patient
     Stage            Initiated     Enrollment                        Objectives
----------------------------------------------------------------------------------------------------

Phase 2                 1996           300                Intended to measure safety, HIV-specific
Thailand                                                  immune response and effects on CD4
Trial 2101                                                levels and viral load.

----------------------------------------------------------------------------------------------------
Phase 2                 1997           243                Intended to measure safety, HIV-specific
Spain                                                     immune response and effects on  CD4
Trial 2102                                                levels and viral load.

----------------------------------------------------------------------------------------------------
Phase 2                 1998            30                Intended to measure HIV-specific
Switzerland                                               immune response and effects on CD4
Trial 2103                                                levels and viral load during antiviral drug
                                                          usage.

-----------------------------------------------------------------------------------------------------
Phase 2                 1998            40                Intended to measure HIV-specific
United Kingdom                                            immune response and effects on CD4
Trial 2104                                                levels and viral load during antiviral drug
                                                          usage.

-----------------------------------------------------------------------------------------------------

      The Company reported on May 17, 1999, that the Independent Data Safety Monitoring Board ("DSMB") completed a second interim efficacy analysis of Trial 806 to evaluate the immune-based therapy REMUNE when used alone or in combination with other anti-HIV therapy. The primary efficacy endpoint for this clinical trial was disease progression to an AID's defining condition or death. The DSMB recommended that Trial 806 be concluded because differences in clinical endpoints were not observed between treatment groups and because extending the trial would be unlikely to provide sufficient additional clinical endpoints to permit statistically significant differences between the treatment groups to be observed in the near term.

      As part of the second interim analysis of Trial 806, the DSMB also reviewed surrogate marker data. This included some viral load data (level of HIV RNA in plasma) from a subset of 435 patients, consisting of patients who at the outset of the trial were taking Highly Active Anti-Retroviral Therapy ("HAART") and had low levels of viral load (baseline HIV-1 RNA less than 400 copies/mL). The data was based on samples drawn every six months, but also included some additional data from samples drawn every three months from a small number of these 435 patients. The DSMB determined that in this subset of patients there was no statistically significant difference in viral load between those taking HAART and those taking HAART with REMUNE. In addition, other surrogate marker data was analyzed by the DSMB and significant differences were observed with respect to lymphocyte proliferation and CD4 cell count. There are a large number of plasma samples that have not been tested for viral RNA. It is possible, that this additional information might provide alternative findings and the DSMB encouraged testing these specimens with additional analyses.

      The Company also previously reported that a separate analysis by the Company and Agouron Pharmaceuticals, Inc. ("Agouron"), a wholly owned subsidiary of Warner-Lambert Company, of a cohort of 250 patients randomly pre-selected from Trial 806 for surrogate marker analysis, showed a significantly greater reduction in viral load after 48, 96 and 120 weeks of treatment and significantly greater increases in lymphocyte proliferation in those who received REMUNE compared with those who did not. The data was based on samples drawn from the patients in the 250 patient cohort every three months. Since the 250 patient cohort was randomly pre-selected, the Company believes that it was representative of the 2,500 patients in the study and included both patients who were and were not using HAART at the outset of the trial and thus had varying viral load levels. The analysis of this 250-patient cohort was completed after the DSMB had reached its findings and was not reviewed by the DSMB. It is possible that the results can be used, in conjunction with other data, to support an application for the marketing of REMUNE in the U.S. This data has not yet been presented to the United States Food and Drug Administration ("FDA"), but the Company and Agouron plan on submitting the results to the FDA for its consideration.

      The Company is considering additional analyses to better understand the disparate viral load findings between the different patient populations analyzed in Trial 806.

      Agouron has advised the Company that it plans to initiate two pivotal trials of REMUNE in light of an understanding previously reached with the FDA that an application for the marketing of REMUNE could be submitted based upon favorable virological endpoints. If successfully concluded, these trials could possibly be used to support an application for marketing REMUNE in the U.S. Agouron also advised the Company that it expects to commence enrollment in North America and Europe for one of these trials in the third quarter of 1999 and enrollment in the other trial in the year 2000. If initiated and successfully concluded, the results from these trials will not be available until mid-2001.

      Trinity Medical Group Co., Ltd. ("Trinity"), of Bangkok, has license rights to develop, market and distribute REMUNE in Thailand and other Southeast Asian countries pursuant to an agreement with The Immune Response Corporation. Trinity is sponsoring its own independent ongoing Phase 2, double-blind, placebo-controlled clinical trial with approximately 300 HIV-infected individuals. This clinical trial is being conducted by investigators from Mahidol University in Bangkok, Thailand, and is monitored by an independent data safety monitoring board and conducted under the guidelines of the Thailand Ministry of Public Health.

      The Company is currently conducting a 243 patient double-blind, placebo-controlled clinical trial in Spain which was initiated in 1997 and is intended to study virologic endpoints and CD4 levels. The trial was not submitted as a pivotal trial to the FDA, when it was initiated, because the FDA did not accept virologic endpoints as a basis to support an application for marketing at the time; however, the protocol was submitted to the FDA under the REMUNE Investigational New Drug ("IND") application. If successfully concluded, it is possible that the results from this trial can be used, in conjunction with other data, to support an application for the marketing of REMUNE in the U.S.

      In addition, REMUNE is being tested in Trials 808 and 903 in the United States and in Trials 2103, and 2104 with other HIV therapies in Switzerland and the United Kingdom. The Company does not believe that any of these trials, other than the trials to be initiated by Agouron and possibly the trial in Spain, can be used as pivotal trials for an application for the marketing of REMUNE in the U.S; however, the Company does believe that the data from some of these trials might be used to support applications for the marketing of REMUNE in countries other than the U.S.

      The Immune Response Corporation is also continuing its efforts to move ahead from its non-binding terms of collaboration with the University of Maryland Biotechnology Institute, announced May 10, 1999, toward a binding agreement regarding selected chemokines and HAF (hCG associated factor) technology discovered by Dr. Robert Gallo and his associates at the Institute of Human Virology ("IHV"). The Company expects to seek additional funding to support this collaboration.

      This Form 8-K contains forward-looking statements. Actual results could vary materially from those expected due to a variety of risk factors, including whether or when Agouron will initiate or successfully complete additional pivotal trials of REMUNE, whether, even if successfully completed, the data from these trials would support an application for the marketing of REMUNE, whether REMUNE will receive necessary regulatory approval, whether the Company will enter into a binding agreement with the University of Maryland Biotechnology Institute and those risks set forth from time to time in The Immune Response Corporation's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 1998. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                              SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated:  July 2, 1999.

                              THE IMMUNE RESPONSE CORPORATION



                               By /s/ Dennis J. Carlo, Ph.D.
                                  ---------------------------------
                                       Dennis J. Carlo, Ph.D.
                                           President and
                                       Chief Executive Officer